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Exhibit 99(a)(8)

SUPPLEMENT DATED JULY 27, 2005 TO THE CHANGE IN CONTROL
NOTICE AND OFFER TO PURCHASE DATED JULY 6, 2005

Cimarex Energy Co.

Supplement to Offer To Purchase For Cash
Any and All of the Outstanding
Floating Rate Convertible Senior Notes Due 2023
CUSIP No. 55972FAE4

originally issued by

Magnum Hunter Resources, Inc.

THE EXPIRATION TIME OF THE OFFER HAS NOT CHANGED. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 5, 2005, AND MAY NOT BE EXTENDED, EXCEPT AS REQUIRED BY APPLICABLE LAW (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION TIME"). NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

        Cimarex Energy Co., a Delaware corporation, hereby amends with this supplement (this "Supplement") its offer to purchase for cash any and all of its outstanding Floating Rate Convertible Senior Notes due 2023 (the "Notes") originally issued by Magnum Hunter Resources, Inc., a Nevada corporation ("Magnum Hunter"), from each holder thereof (each, a "Holder," and collectively, the "Holders"), upon the terms and subject to the conditions set forth in the Change in Control Notice and Offer to Purchase, dated July 6, 2005 (the "Original Offer to Purchase"), and in the related revised green Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal"). The Original Offer to Purchase, together with this Supplement and the revised green Letter of Transmittal, collectively constitute the "Offer."

        Except as otherwise set forth in this Supplement, the terms and conditions previously set forth in the Original Offer to Purchase, including information incorporated by reference therein, remain applicable in all respects to the Offer, and this Supplement should be read in conjunction therewith.

1.     Withdrawal Rights.

        In addition to the rights to withdraw Notes that have been tendered pursuant to the Offer that are described in the Original Offer to Purchase, Holders have the right to withdraw Notes tendered pursuant to the Offer that have not been accepted for payment at any time after the expiration of 40 business days from the commencement of the Offer. We hereby amend the Original Offer to Purchase as set forth below:

        (a)   The section of the Summary Term Sheet contained in the Original Offer to Purchase titled "Can Holders Withdraw Tendered Notes?" is hereby amended and restated to read in full as follows:

  CAN HOLDERS WITHDRAW TENDERED NOTES?

  You may withdraw your tendered Notes at any time on or before the time and date when the Offer expires at 5:00 p.m., New York City time, on August 5, 2005 or, if the Offer is extended, the time and date when the extended Offer expires. Holders also have the right to withdraw Notes tendered pursuant to the Offer that have not been accepted for payment at any time after the expiration of 40 business days from the commencement of the Offer. You should read the section titled "The Offer—Terms of the Offer" beginning on page 10, and the section titled "The Offer—Withdrawal of Tenders" beginning on page 21, for more information.

        (b)   The section of the Original Offer to Purchase titled "The Offer—Withdrawal of Tenders" is hereby amended and restated to read in full as follows:

  Notes tendered at or prior to the Expiration Time may be withdrawn at any time at or prior to the Expiration Time, but, except as provided below, not thereafter. For a withdrawal of Notes tendered at or prior to the Expiration Time to be effective, a telegram, telex, facsimile transmission or letter notice of withdrawal or revocation (or an electronic ATOP transmission notice of withdrawal or revocation in the case of DTC participants) must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase at or prior to the Expiration Time. Any such notice of withdrawal must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) state the name in which the Notes are registered (or, if tendered by book-entry transfer, the name of the DTC participant whose name appears on the security position listing as the owner of such Notes), if different than that of the person who tendered the Notes, (iii) contain a description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount of such Notes to be withdrawn, (iv) state the principal amount, if any, of such Notes which is not being withdrawn from the Offer pursuant to such notice, and (v) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and (y) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such Holder.

  If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. If Notes have been delivered under the procedures for book-entry transfer, any notice of withdrawal must specify the name and number of the account of the appropriate book-entry transfer facility to be credited with the withdrawn Notes and must otherwise comply with that book-entry transfer facility's procedures. Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Offer.

  Any permitted withdrawal of Notes may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer; provided, however, that validly withdrawn Notes may be re-tendered by a Holder by again following one of the appropriate procedures described herein at any time at or prior to the Expiration Time.

  Holders also have the right to withdraw Notes tendered into the Offer that have not been accepted for payment at any time after the expiration of 40 business days from the commencement of the Offer. Holders may exercise such withdrawal rights by following the procedures set forth above at any time after the expiration of 40 business days from the commencement of the Offer and prior to the acceptance of such Notes for payment pursuant to the Offer.

  All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal of Notes will be determined by us, in our sole discretion (which determination shall be final and binding). None of us, the Trustee, the Depositary, the information agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

        (c)   The first paragraph of the section of the Original Offer to Purchase titled "The Offer—Certain Significant Considerations—Conversion Rights" is hereby amended and restated to read as follows:

  Conversion Rights.    Upon the happening of certain events, the Holder of a Note may convert the Note into a combination of cash and our common stock equal to the Conversion Value (as defined below). If a Holder validly elects to tender Notes in the Offer, the Holder may not convert those Notes unless the Holder properly withdraws the tender of the Notes in accordance with this Offer to Purchase and the Letter of Transmittal, or unless we default in the payment of the Repurchase Price pursuant to the Offer.

2.     Incorporation by Reference.

        If a material change occurs in the information contained or incorporated by reference in the Original Offer to Purchase or the Letter of Transmittal, we will promptly disseminate disclosure of the change in a manner reasonably calculated to inform Holders of the change. Documents and reports filed by us with the SEC pursuant to the Securities Exchange Act of 1934, as amended, after the commencement of the Offer shall not be incorporated by reference into the Original Offer to Purchase or this Supplement. The next to last paragraph of the section of the Original Offer to Purchase titled "Incorporation of Certain Documents by Reference" is hereby deleted.

3.     Right to Terminate Offer.

        We shall not have any right to terminate the Offer. The seventh paragraph of the section of the Original Offer to Purchase titled "The Offer—Terms of The Offer" is hereby amended and restated to read in full as follows:

  Our obligation to accept, and pay for, Notes validly tendered pursuant to the Offer is conditioned upon satisfaction of the condition to the Offer described in the section titled "Condition to the Offer." Subject to applicable securities laws, the terms of the Indenture and the Notes, and the terms and conditions set forth in this Offer to Purchase, we expressly reserve the right, in our sole discretion, at or prior to the Expiration Time, (i) to extend the Offer, or (ii) to otherwise amend the Offer in any respect. The rights reserved by us in this paragraph are in addition to our rights described under "Condition to the Offer." Any extension or amendment of the Offer will be followed promptly by a public announcement thereof, the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. Without limiting the manner in which we may choose to make a public announcement, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a release to the Dow Jones News Service.

4.     Amendment to Condition of the Offer.

        We hereby amend the Original Offer to Purchase as set forth below to provide that our obligation to purchase Notes is conditioned only upon the condition to the Offer being satisfied at the Expiration Time.

        (a)   The section of the Summary Term Sheet contained in the Original Offer to Purchase titled "Are There Conditions To The Offer?" is hereby amended and restated to read in full as follows:

  ARE THERE CONDITIONS TO THE OFFER?

  Pursuant to the Indenture, we are not permitted to repurchase any Notes if an event of default as defined in the Indenture, other than our failure to pay the repurchase price for the Notes pursuant to the Offer, is continuing at the time the Offer expires. If an event of default as defined in the

  Indenture, other than our failure to pay the repurchase price for the Notes pursuant to the Offer, is continuing at time the Offer expires, all tendered Notes will be deemed to be withdrawn from the Offer and we will not purchase any Notes. There are no other conditions to the Offer. You should read the section titled "The Offer—Acceptance for Payment and Payment for Notes" beginning on page 18 and the section titled "The Offer—Condition to the Offer" on page 22 for more information.

        (b)   The section of the Summary Term Sheet contained in the Original Offer to Purchase titled "May The Offer Be Extended, Amended or Terminated And Under What Circumstances?" is hereby amended and restated to read in full as follows:

  MAY THE OFFER BE EXTENDED, AMENDED OR TERMINATED AND UNDER WHAT CIRCUMSTANCES?

  We may extend the Offer only if we are required to extend the Offer under applicable law. If we extend the Offer, we will delay the acceptance of any Notes that have been tendered. Subject to applicable law and the terms and conditions of the Indenture, we reserve the right to amend the Offer at any time in our sole discretion by giving written notice of such amendment to the Depositary. Tendered Notes will not be accepted for purchase or payment if the condition to the offer is not satisfied at the expiration time of the Offer. You should read the section titled "The Offer—Terms of the Offer" beginning on page 10, the section titled "The Offer—Acceptance for Payment and Payment for Notes" beginning on page 18, and the section titled "The Offer—Condition to the Offer" on page 22, for more information.

        (c)   The section of the Original Offer to Purchase titled "The Offer—Condition to the Offer" is hereby amended and restated to read in full as follows:

  CONDITION TO THE OFFER

  Notwithstanding any other provisions of the Offer and in addition to (and not in limitation of) our right to extend or amend the Offer, we shall not accept for payment, purchase or pay for, any tendered Notes, in each case subject to Rule 14e-1(c) and Rule 13e-4(f)(5) under the Exchange Act, if at the Expiration Time an Event of Default (as such term is defined in the Indenture), other than a default in the payment of the Repurchase Price, is continuing (the "Condition"). The Condition is required by the terms of the Indenture.

  In addition to the foregoing, if permitted by the Indenture and the Notes and applicable law, we reserve the right to extend the Offer or to amend the terms of the Offer in any respect. We will give Holders notice of such amendments as may be required by applicable law.

        (d)   The last paragraph of the section of the Original Offer to Purchase titled "The Offer—Acceptance for Payment and Payment for Notes" is hereby amended and restated to read in full as follows:

  It is a condition precedent to our obligation to purchase Notes pursuant to the Offer that the condition to the Offer described in "Condition to the Offer" shall have been satisfied. In the event that at the Expiration Time an Event of Default (as defined in the Indenture), other than a default in the payment of the Repurchase Price, is continuing, all Notes that have been tendered into the Offer shall be deemed to have been properly withdrawn, and such Notes will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered), unless otherwise requested by the tendering Holder under "Special Delivery Instructions" in the Letter of Transmittal.

        (e)   The Offer, as amended, continues to be conditioned upon the satisfaction, at the Expiration Time, of the Condition to the Offer described in this Supplement. There are no other conditions to the Offer.

5.     Procedures for Tendering Notes.

        The procedures for tendering Notes are set forth in that section of the Original Offer to Purchase titled "The Offer—Procedures For Tendering Notes." The revised green Letter of Transmittal distributed with this Supplement must be used to tender Notes. Tendering Holders cannot use the original blue Letter of Transmittal previously distributed with the Original Offer to Purchase. Holders who have previously validly tendered Notes pursuant to the Offer and not properly withdrawn such Notes must deliver to the depositary, and the depositary must receive, at or prior to the Expiration Time, either (i) a properly completed and duly executed green Letter of Transmittal (or a facsimile thereof), with any required signature guarantee, or (ii) in the case of a book-entry transfer, a new agent's message accepting the terms of the Offer, as amended, and any other required documents, to validly tender their Notes pursuant to the Offer.

6.     References in Original Offer to Purchase.

        All references in the Original Offer to Purchase to the sections of the Original Offer to Purchase that have been amended by this Supplement shall be deemed to be references to such sections as amended by this Supplement.

7.     Background of Amended Offer.

        We have been advised by Deutsche Bank Trust Company Americas, the depositary for the offer, that, as of 5:00 p.m., New York City time, on July 26, 2005, no Notes had been validly tendered pursuant to the Offer.

8.     Amendment to Schedule TO.

        On the date of this Supplement, we intend to file with the Securities and Exchange Commission Amendment No. 1 to the Schedule TO that we filed in connection with the commencement of the Offer. Amendment No. 1 to the Schedule TO incorporates by reference the terms of this Supplement and amends and restates Item 8 thereof, "Interest in Securities of Subject Company." A copy of Amendment No. 1 to the Schedule TO is available without charge to any person to whom this Supplement has been delivered upon written or oral request to us, Attn: Corporate Secretary, 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518, telephone (303) 295-3995. It may also be obtained at the SEC's internet site at http://www.sec.gov, or read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

        THE ORIGINAL OFFER TO PURCHASE AND THE DOCUMENTS AND REPORTS INCORPORATED BY REFERENCE THEREIN, THIS SUPPLEMENT AND THE REVISED GREEN LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

Cimarex Energy Co.	July 27, 2005

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SUPPLEMENT DATED JULY 27, 2005 TO THE CHANGE IN CONTROL NOTICE AND OFFER TO PURCHASE DATED JULY 6, 2005